UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 22, 2009

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13737 Noel Road

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2009, Tenet Healthcare Corporation (“Tenet”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the several underwriters named therein, in connection with Tenet’s offering of 345,000 shares of its 7.00% Mandatory Convertible Preferred Stock, including 45,000 shares sold pursuant to the underwriters’ option to purchase additional shares. The shares were registered under the Securities Act of 1933 pursuant to Tenet’s shelf registration statement on Form S-3 (File No. 333-160674), which became effective on July 17, 2009. A copy of the opinion of Woodburn & Wedge relating to the legality of the issuance and sale of the securities in the offering is attached hereto as Exhibit 5.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On September 24, 2009, Tenet filed with the Secretary of State of the State of Nevada a Certificate of Designation (the “Certificate of Designation”), which became effective on September 25, 2009. The Certificate of Designation classified 345,000 unissued shares of Tenet’s preferred stock, par value $0.15 per share, as “7.00% Mandatory Convertible Preferred Stock” (the “Preferred Stock”). The 345,000 shares of Preferred Stock have the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions as set forth in the Certificate of Designation. On September 25, 2009, Tenet consummated its registered public offering of 345,000 shares of Preferred Stock. Net proceeds to Tenet from the sale of the Preferred Stock, after deducting estimated expenses and underwriting discounts, were approximately $335 million.

The foregoing descriptions of the Underwriting Agreement and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, the Certificate of Designation and the form of stock certificate evidencing the 7.00% Mandatory Convertible Preferred Stock, which are filed hereto as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 22, 2009, between Tenet and Goldman, Sachs & Co., as representative of the several underwriters named therein

4.1	Certificate of Designation for the 7.00% Mandatory Convertible Preferred Stock, par value $0.15 per share, dated September 24, 2009

4.2	Form of stock certificate evidencing the 7.00% Mandatory Convertible Preferred stock, par value $0.15 per share (incorporated by reference to the Form of Stock Certificate set forth as Exhibit A to the Certificate of Designation filed as Exhibit 4.1 to this Current Report on Form 8-K)

5.1	Opinion of Woodburn & Wedge

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Gary Ruff
Gary Ruff Senior Vice President, General Counsel and Secretary

Date: September 25, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 22, 2009, between Tenet and Goldman, Sachs & Co., as representative of the several underwriters named therein

4.1	Certificate of Designation for the 7.00% Mandatory Convertible Preferred Stock, par value $0.15 per share, dated September 24, 2009

4.2	Form of stock certificate evidencing the 7.00% Mandatory Convertible Preferred stock, par value $0.15 per share (incorporated by reference to the Form of Stock Certificate set forth as Exhibit A to the Certificate of Designation filed as Exhibit 4.1 to this Current Report on Form 8-K)

5.1	Opinion of Woodburn & Wedge